Exhibit 99.2

Capital Trust, Inc.

May 9, 2012

10:00 am ET

Capital Trust Management Conference Call

May 9, 2012

10:00 am ET

Operator:	Hello and welcome to the Capital Trust First Quarter and 2012 Results Conference Call. Before we begin, please be advised that the forward-looking statements contained on this conference call are subject to certain risks and uncertainties, including but not limited to the performance of the company’s investments, the timing of collections, its capabilities to repay indebtedness as it comes due, competition for servicing and investment management assignments, its ability to originate investments, the availability of capital and the company’s tax status, as well other risks indicated from time to time in the company’s form 10-K and form 10-Q filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances. There will be a Q&A session following the conclusion of this presentation. At that time, I will provide instructions for submitting a question to management. I will now turn the call over to Steve Plavin, CEO of Capital Trust. Please go ahead.

Stephen Plavin:	Thank you. Good morning, everyone. Thank you for joining us and for your interest in Capital Trust. With me are Geoff Jervis, our Chief Financial Officer and Tom Ruffing our Chief Credit Officer and Head of Asset Management. Last night, we filed our 10-Q and announced our results for the first quarter. Following my remarks Geoff will take you through the quarterly results and discuss our Adjusted Balance Sheet and the changes in our consolidated assets and liabilities resulting from the deconsolidation of our former legacy portfolio.

Capital Trust, Inc.

May 9, 2012

10:00 am ET

The formation of CT Legacy REIT, the entity that now holds most of our former balance sheet assets, provided the necessary time and flexibility for us to work and collect the legacy assets. Our management of Legacy REIT is focused on maximizing the recovery for all stakeholders, the largest of which are the Capital Trust shareholders.

In February, we refinanced the remaining $65 million Legacy REIT mezzanine financing through an expansion of the senior credit facility with JPMorgan. The refinancing reduced the overall cost of debt in Legacy REIT and helped to streamline its asset management. Since the March 2011 formation of Legacy REIT, we have collected $299 million on our legacy portfolio representing 60% of its initial net book value. There are very significant credit challenges remaining within Legacy REIT, the result, to some extent, of adverse selection, and paydown velocity has slowed. We remain confident that Tom and his team will continue to work the assets very hard and achieve strong results.

In CT Investment Management Co, or CTIMCO, our wholly-owned investment management subsidiary, we had $5.7 million of revenue prior to GAAP eliminations in the first quarter. CTIMCO maintains strong capabilities in a wide array of activities: lending, investing, asset management, capital raising, special servicing and operating its public company parent. Although our primary business remains investment management, our special servicing business is very active as the five year, peak-of-the-market loans are maturing this year and many require major restructuring. We have a strong capability in working out large, structured floating rate loans with securitized senior mortgages and multiple tranches of subordinate debt.

Capital Trust, Inc.

May 9, 2012

10:00 am ET

A consequence of the aggressive management of our existing loan portfolios is that they diminish over time, so raising the capital to replace them is critical. While CT Legacy REIT is a liquidating vehicle, CT Opportunity Partners I and CT High Grade Mezzanine, on a non-discretionary basis, are open for new investment. We are also working on plans for successor funds and new strategies to expand our investment activities. We will try to account for as much of the leverage spectrum as possible with our future investment vehicles and continue to expand more scalable, less volatile low LTV strategies along with higher risk and return mezzanine and opportunistic funds. The capital raising environment is challenging and there can be no assurance that we will be successful, but we do believe that the strength of our platform positions us well in these pursuits.

As for the markets in general, we continue to believe that 2012 will be a good vintage for commercial real estate debt and that, in general, real estate fundamentals will improve from current levels. But we are very leery of deals predicated upon the continuation of historically low cap rates.

There is still an excess of capital relative to transaction opportunities. The CMBS loan origination market is much more robust following last summer’s fallout and conduit activity is now highly competitive. Insurance companies are originating loans at peak volume levels. Only the first mortgage bridge loan market remains dislocated with the floating rate CMBS originators and many commercial banks out of the market replaced primarily by private lenders with a higher cost of capital.

Borrower demand for new loans continues to be impacted by the availability of existing loan extensions and an inability to achieve requisite proceeds from current market sales and refinancings. We expect sale and recapitalization activity to increase as more high loan-to-value financings reach truly final maturity, more lenders are forced to reduce portfolios because of regulatory pressure, and the terms of new transactions improve for sellers due to lenders’ and buyers’ motivation to deploy capital. The completion of the markdown process – there are still more than $70 billion of loans in CMBS special servicing alone – will greatly aid the return of a more balanced transactional market though this transition still has a few years left to run.

And with that, I will turn it over to Geoff.

Capital Trust, Inc.

May 9, 2012

10:00 am ET

Geoff Jervis:	Thank you, Steve and good morning everyone. As Steve mentioned, last night we reported our earnings for the first quarter of 2012 and filed our 10-Q.

This quarter, GAAP numbers were materially impacted by the deconsolidation of our legacy portfolio – an accounting conclusion that was based upon the resultant fact pattern at CT Legacy REIT after we repaid the subsidiary’s mezzanine loan in February.

Consolidated GAAP net income for the quarter was $67 million, or $2.74 per share on a diluted basis. These results were driven primarily by gains recognized on the deconsolidation of the legacy portfolio – which were primarily due to the reversal of losses previously recorded in excess of our economic interest in certain of these assets.

At quarter end, total consolidated assets on the balance sheet stood at $606 million and total consolidated liabilities were $589 million, resulting in total GAAP equity of $16 million. As a result of the deconsolidation, $786 million of assets and $845 million of liabilities were eliminated from our balance sheet.

While the deconsolidation of the legacy portfolio is a step in the right direction towards making our GAAP financials a more meaningful presentation of our financial situation, it is unfortunately not enough. Therefore, we continue to report our adjusted balance sheet, which can be found in both the earnings press release we filed last night and also in the MD&A section of our 10-Q. We believe that our adjusted balance sheet allows investors to better understand the economic condition of the Company. For a full description of the adjustments, see our 10-Q.

Capital Trust, Inc.

May 9, 2012

10:00 am ET

Despite its complex GAAP financial statements, CT’s business is straightforward when viewed on an adjusted basis. Our primary line of business, commercial real estate debt investment management, is executed through our CTIMCO investment management and special servicing platform with $5.0 billion of assets under management from mandates that include: (i) management of Capital Trust, (ii) management of CT Legacy REIT, (iii) management of our private equity funds and separate accounts, (iv) collateral management of commercial real estate CDOs, and (v) special servicing of securitized loan investments for both CTIMCO-managed vehicles and third parties.

The Company’s largest asset is its investment in CT Legacy REIT. As I mentioned earlier, during the quarter we deconsolidated the legacy portfolio. The result is that CT now carries its investment on a fair value basis, arrived at by discounting the expected cash flows from the portfolio net of the associated debt. As of quarter-end, on this fair value basis, CT Legacy REIT had adjusted assets of $104 million. We own 100% of CT Legacy REIT’s class A-1 shares, 14% of its class A-2 shares, and 8% of its class B shares…resulting in an aggregate investment in CT Legacy REIT of $48 million on an adjusted basis.

Our interest in CT Legacy REIT, however, is further subject to our obligations under the related non-recourse secured notes and management incentive awards plan. The secured notes have a $7.8 million face amount; however they will require a cash repayment of $11.1 million in order to be satisfied. These notes are non-recourse to CT, and are secured solely by a portion of CT’s equity interests in the class A common stock of CT Legacy REIT. The management incentive awards provide for the participation in up to 6.75% of the net equity recovery of CT Legacy REIT. Net of these two obligations, CT’s adjusted book value in the CT Legacy REIT portfolio is $30 million. As Steve mentioned, this recovery obviously remains subject to material risk.

Capital Trust, Inc.

May 9, 2012

10:00 am ET

In addition to CTIMCO and CT Legacy REIT, our adjusted assets as of March 31st included unrestricted cash of $37 million, and our $10 million co-investment in CT Opportunity Partners I. In the aggregate, our adjusted assets stood at $101 million as of quarter-end.

We have no recourse debt, and our adjusted liabilities of $23 million are primarily comprised of the aforementioned secured notes and the management incentive awards plan – both related exclusively to our interest in CT Legacy REIT.

Adjusted shareholders’ equity was $78 million at quarter-end, and on a fully diluted basis, book value per share was $3.20.

Cash income for the period was $800,000, a result of significant special servicing fee collections offset by operating expenses and personnel costs. Our total cash balance increased by $2.4 million as a result of this positive operating cash flow, a $1.2 million tax refund, and $400,000 of net distributions received from CTOPI.

Turning to our investment management business:

All of our investment management activities are conducted through CTIMCO, our wholly-owned, taxable investment management subsidiary.

Our investment management platform earned $5.7 million of gross revenues during the quarter, continuing to be a positive cash flow business.

Capital Trust, Inc.

May 9, 2012

10:00 am ET

CTIMCO continues to invest CT Opportunity Partners I, which has $540 million of total equity commitments, with over $260 million of dry powder available for investment through September of 2012. CTIMCO’s other active private equity business line, the “High Grade” business, as we refer to it, is investing on a non-discretionary, separate account basis with the CT High Grade I investor, investing $31 million during the first quarter. Subsequent to quarter end, in conjunction with a $158 million partner buyout at CT High Grade Partners II, we made a $3 million (or 44 basis point) co-investment in the fund. Obviously, we are very pleased with the material capital commitment and the confidence this investor has shown in us and in the CT High Grade II portfolio.

As Steve mentioned, as we look forward, we see a very attractive commercial real estate lending environment with favorable supply/demand and competitive dynamics, and management and the board continue to assess the best manner in which Capital Trust and its CTIMCO platform can address that opportunity.

Turning to CT Legacy REIT:

As we discussed on previous calls, in connection with our March 2011 restructuring, we transferred substantially all of our directly held interest earning assets to a newly formed entity, CT Legacy REIT, along with all of our remaining legacy liabilities.

At March 31st, CT Legacy REIT’s portfolio of interest earning assets included 17 loans with a principal balance of $345 million, book balance of $210 million, and fair value of $190 million. In addition, CT Legacy REIT held 13 securities with a principal balance of $142 million, book balance of $6 million, and fair value (excluding CDO residual interests) of $3 million

Since its inception on March 31st, CT Legacy REIT has collected $299 million or 60% of the initial net book value of the legacy portfolio. The portfolio continues to perform as expected and, despite the flurry of payoffs received thus far, we do not anticipate similar activity in the near term as the portfolio has been culled down to the more difficult and longer term assets.

Capital Trust, Inc.

May 9, 2012

10:00 am ET

During the same timeframe, CT Legacy REIT has repaid $294 million of liabilities, representing 75% of their post-restructuring balance, bringing total debt at quarter end to $96 million.

In February 2012, the Company refinanced CT Legacy REIT’s JP Morgan repurchase facility and its mezzanine loan with a single, new repurchase facility with JP Morgan. The facility matures in December 2014, carries a rate of LIBOR+5.50%, and has paydown hurdles and associated potential rate increases going forward. We are obviously very pleased with the refinancing, having both reduced CT Legacy REIT’s cost of debt and eliminated a multitude of restrictive covenants associated with the former mezzanine loan.

At March 31st, adjusted shareholders’ equity at CT Legacy REIT was $104 million. As I mentioned previously, this translates to a $48 million investment at CT on an adjusted basis, or $30 million net of our obligations under the related secured notes and management incentive awards plan.

Before I hand it back to Steve, I want to take a moment to give a quick tax and regulatory update. From a tax standpoint, CT and its CT Legacy REIT subsidiary both operate as REITs and both continue to experience pressure on complying with the REIT rules as their respective portfolios liquidate. There are multiple tax planning options for both entities and we will take advantage of these options should the need arise. From a regulatory standpoint, CTIMCO is now registered as an Investment Advisor, a requirement resulting from the Dodd Frank Act. Finally, as we have reported to shareholders in the past, we are very involved with defending the real estate related exemptions from the Investment Company Act of 1940 and have been working with our peers and industry trade groups to lobby the SEC as they continue to evaluate the specific exemptions under which we operate.

And with that, I will turn it back to Steve.

Capital Trust, Inc.

May 9, 2012

10:00 am ET

Stephen Plavin:	Thanks, Geoff. Lindsey, please open the call to any questions.

Operator:	At this time if you would like to ask a question, please press the * and 1 on your touchtone phone. You may remove your question from the queue at any time by pressing the # key. Once again if you’d like to ask a question, please press and * and 1 keys now. I’ll pause for just a moment to allow questions to enter the queue. It looks like we do have a question from private investor Martin Feely. Please go ahead. Your line is open.

Martin Feely:	Thank you. Gentlemen, it sounds like you’re concerned about your REIT status. Do we have an opinion of council that would enable us or shelter us to continue in that status, at least for the moment?

Geoff Jervis:	We are currently operating to comply with REIT rules, and it is our assessment that we currently are complying with those rules. We are, however, making a statement that as the portfolios continue to liquidate, compliance with the asset based and income based tests will become more and more difficult. I think the flipside is that we have a significant amount of flexibility given to us by the Company’s NOL position. So we do have other options. As I mentioned, we will continue to attempt to comply with the REIT rules, but if we cannot, we do have other options.

Martin Feely:	Thank you.

Operator:	It appears we have no further questions at this time.

Stephen Plavin:	Thank you, everyone. We look forward to reporting next quarter.

Operator:	This concludes today’s program. You may disconnect at any time. Thank you and have a great day.

END